Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of E-LOAN, Inc. (the "Company") on Form 10-Q for the fiscal quarter ended June 30, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Darren Nelson , as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Darren Nelson
Darren Nelson
Chief Financial Officer

August 9, 2005

A signed original of this written statement required by Section 906 has been provided to E-LOAN, Inc. and will be retained by E-LOAN, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.